SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2012

Galaxy Gaming, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30653	20-8143439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6980 O’Bannon Drive, Las Vegas, NV	89117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 939-3254

_____________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Galaxy Gaming, Inc. (“Galaxy” or the “Company”) announced today that Gary A. Vecchiarelli has been named Chief Financial Officer, Corporate Secretary and Treasurer, effective July 1, 2012.

Mr. Vecchiarelli, 34, has over 12 years accounting & finance experience working with middle market companies. Most recently, Mr. Vecchiarelli was a Controller for Spectrum Pharmaceuticals, an $800 million publicly traded company, a position he held since July 2011. Prior to that he held positions with two national accounting firms, including BDO USA, LLP, the world’s fifth largest public accounting firm. At BDO, Mr. Vecchiarelli played a key role in helping BDO open and establish the firm’s Las Vegas audit practice. Mr. Vecchiarelli has had significant experience with complex accounting issues including mergers & acquisitions, revenue recognition, SEC financial reporting and Sarbanes Oxley compliance. Mr. Vecchiarelli served at BDO from 2008 to 2011. Mr. Vecchiarelli was with the firm McGladrey & Pullen from 2003 to 2008.

Mr. Vecchiarelli earned his Bachelor of Science degree in Accounting from San Jose State University and obtained his CPA license in 2006 from California. Mr. Vecchiarelli is a member of the American Institute of Certified Public Accountants, Financial Executives International and Institute of Management Accountants. He is currently President of the Las Vegas Chapter of the Institute of Management Accountants and has served on its Board of Directors since 2008.

In connection with Mr. Vecchiarelli’s appointment as Chief Financial Officer, on July 1, 2012, the Company entered into an employment agreement with Mr. Vecchiarelli (“Employment Agreement”) extending through the period ending on June 30, 2015. Under the terms of the Employment Agreement, Mr. Vecchiarelli will be paid a base salary as indicated below:

	Monthly Gross Salary	Annualized
July 1, 2012 to December 31, 2012	$10,000	$120,000
January 1, 2013 to June 30, 2013	$11,000	$132,000
As of July 1, 2013	$12,500	$150,000

Additionally, Mr. Vecchiarelli will be eligible for incentive bonus compensation up to 50% of his base salary. The basis and methodology for receiving an incentive bonus will be at the sole discretion of the Company’s Board of Directors. Mr. Vecchiarelli will also receive a grant of 100,000 options to purchase the Company’s common stock, with the strike price of the options to be determined based on the closing price of the Company’s common stock on the day prior to his hire date. Such options will vest over three years as follows : 33% on the first anniversary (July 1, 2013) and in equal monthly installments for the remaining 24 months.

There is no family relationship between Mr. Vecchiarelli and any of our other executive officers and directors. There are no related person transactions (within the meaning of 404(a) of Regulation S-K) between Mr. Vecchiarelli and Galaxy Gaming or any of its affiliates.

Item 9.01 Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Employment Agreement

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Galaxy Gaming, Inc.

/s/ Robert Saucier

Robert Saucier
Chief Executive Officer

Date: July 6, 2012

3